© 2017 Masimo. All Rights Reserved. Q1 2018 Results Supplemental Presentation to Earnings Press Release May 2, 2018

© 2018 Masimo. All Rights Reserved. All statements other than statements of historical facts contained herein that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year 2018 total, product, royalty revenues and other, GAAP earnings per diluted share and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property; exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Forward-Looking Statements

© 2018 Masimo. All Rights Reserved. Non-GAAP Financial Measures The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items that are more fully described below. Management believes that adjustments for these items assist investors in making comparisons of period-to- period operating results and that these items are not indicative of the company’s on-going core operating performance. These non- GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies. The company has presented the following non-GAAP measures to assist investors in understanding the company’s core net operating results on an on-going basis: (i) non-GAAP net income, (ii) non-GAAP product revenue, (iii) non-GAAP gross profit, (iv) non-GAAP operating expenses, (v) non-GAAP non-operating income (expense), and (vi) non-GAAP net income per diluted share. These non- GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes non-GAAP product revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP net income per diluted share are important measures in the evaluation of the company’s performance and uses these measures to better understand and evaluate our business. The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof: acquisition-related depreciation and amortization, realized and unrealized gains or losses from foreign currency transactions, excess tax benefits from stock-based compensation and tax impacts that may not be representative of the ongoing results of our core operations. For additional financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.

© 2018 Masimo. All Rights Reserved. Impact of Adoption of New Accounting Standard (ASC 606) During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). The new revenue recognition standard requires the Company to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and may have a material impact on our revenue recognition, guidance and results of operations. In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard, as indicated by the notation, “As Adjusted”. For additional information with respect to the impact of the adoption of this new accounting standard and reconciliations to the prior reported amounts, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q (Form 10-Q) for the quarter ended March 31, 2018 once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.

© 2018 Masimo. All Rights Reserved. Masimo Today ~$818M annual product revenue 1 >140 countries Innovator in noninvasive patient monitoring technologies >100 Million patients impacted each year 2 Leader in pulse oximetry Primary pulse oximetry technology at 17 of the top 20 hospitals listed in the 2017-2018 U.S. News & World Report Best Hospitals Honor Roll 3 1 Masimo 2018 financial guidance as of May 2, 2018 2 Estimate: Masimo data on file 3 http://health.usnews.com/health-care/best- hospitals/articles/best-hospitals-honor-roll-and-overview

© 2018 Masimo. All Rights Reserved. ► Our customers and partners are embracing us ► Targeting long-term revenue growth of 8%-10% ► Targeting long-term operating profit margin of 30% ► Targets do not include contributions from products in pipeline or M&A ► We are a 29 year-old company that has the passion of a start-up ► Our technologies provide meaningful clinical benefits and reduce costs of care Progress on New Seven Year Plan

© 2018 Masimo. All Rights Reserved. First Quarter 2018 Financial Results

© 2018 Masimo. All Rights Reserved. First Quarter 2018 Highlights 1 ► Total revenue, including royalty and other revenue of $213.0 million ► Product revenue increased to $204.4 million ► GAAP net income of $45.6 million, or $0.82 cent per diluted share, which included a tax benefit related to stock option exercises of $0.06, gains from foreign currency transactions of $0.02 offset by acquisition related depreciation and amortization of ($0.01). ► Non-GAAP net income of $41.9 million, or $0.75 per diluted share 1 Please refer to our Non-GAAP financial measures and definitions as previously described in this document. During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard. Reconciliation of these measures to the most directly comparable GAAP financial measures are included within the earnings release and supplemental financial information on our website.

First Quarter 2018 Performance [1]

($ in millions, except %'s and per share amounts)	Q1 2018 Actual	Q1 2017 Actual			% Growth vs. Prior Year	
		ASC 605 as reported	ASC 606 adjustments	ASC 606 as adjusted	ASC 605 as reported	ASC 606 as adjusted
Product revenue	204.4	178.1	4.3	182.4	14.8%	12.0%
Royalty and other	8.6	8.2	6.0	14.2	4.4%	-39.6%
Total Revenue	**$ 213.0**	**$ 186.3**	**$ 10.3**	**$ 196.6**	**14.3%**	**8.3%**
GAAP EPS	**$ 0.82**	**$ 0.82**	**$ 0.11**	**$ 0.93**	**0.0%**	**-11.8%**
Non-GAAP EPS	**$ 0.75**	**$ 0.54**	**$ 0.11**	**$ 0.65**	**38.9%**	**15.4%**

[1] Please refer to our Non-GAAP financial measures and definitions as previously described in this document. During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard. Reconciliation of these measures to the most directly comparable GAAP financial measures are included within the earnings release and supplemental financial information on our website.

© 2018 Masimo. All Rights Reserved.

Masimo

© 2018 Masimo. All Rights Reserved. 2018 Guidance

2018 Updated Financial Guidance [1,2]

($ in millions, except %'s and per share amounts)	2018 Updated Guidance GAAP	2018 Updated Guidance Non-GAAP [2]	Performance Highlights
Total Revenue	$ 846	$ 846	
Product Revenue	$ 818	$ 818	Non-GAAP product revenue increasing 10.8% (or ~10% Ex Fx) to $818 million, compared to $738 million for fiscal year 2017, as adjusted.
Royalty and Other Revenue	$ 28	$ 28	Royalty and other revenue is comprised of ~$3 million in Non-Recurring Engineering (NRE) revenue and ~$25 million in royalty revenue. The royalty agreement is set to expire in October this year.
Total Gross Margin	66.7%	66.8%	Non-GAAP total gross margin increasing ~70 basis points to 66.8%, compared to 66.1% for fiscal year 2017, as adjusted.
Product Gross Margin	65.8%	65.8%	Non-GAAP product gross margin increasing ~160 basis points to 65.8%, compared to 64.2% for fiscal year 2017, as adjusted.
Operating Expenses	42.5%	42.4%	Non-GAAP operating expenses decreasing ~30 basis points to 42.4%, compared to 42.7% for fiscal year 2017, as adjusted.
Operating Margin	24.2%	24.4%	Non-GAAP operating margin increasing ~90 basis points to 24.4%, compared to 23.5% for fiscal year 2017, as adjusted.
Earnings Per Share	$ 3.01	$ 2.88	Non-GAAP EPS increasing 25.2% to $2.88, compared to $2.30 for the fiscal year 2017, as adjusted.
EBITDA	26.8%	29.9%	Strong EBITDA margins highlight the cash generating capability of the business.
Estimated Tax Rate	20.2%	24.0%	Based on our expected mix of U.S. and OUS profits, we are estimating that our non-GAAP tax rate will improve to approximately 24% as a result of the recently enacted tax legislation.

[1] Masimo 2018 financial guidance as of May 2, 2018

[2] Please refer to our Non-GAAP financial measures and definitions as previously described in this document. During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard. Reconciliation of these measures to the most directly comparable GAAP financial measures are included within the earnings release and supplemental financial information on our website.

© 2018 Masimo. All Rights Reserved.

Masimo

Updated FY 2018 Guidance [1,2]

($ in millions, except %'s and per share amounts)	Updated 2018 Guidance	FY 2017 Actual			% Growth vs. Prior Year	
		ASC 605 as reported	ASC 606 adjustments	ASC 606 as adjusted	ASC 605 as reported	ASC 606 as adjusted
Product revenue	818.0	741.3	(3.1)	738.2	10.3%	10.8%
Royalty and other	28.0	56.8	(4.8)	52.0	-50.7%	-46.2%
Total Revenue	**$ 846.0**	**$ 798.1**	**$ (7.9)**	**$ 790.2**	**6.0%**	**7.1%**
GAAP EPS	**$ 3.01**	**$ 2.36**	**$ (0.13)**	**$ 2.23**	**27.5%**	**35.0%**
Non-GAAP EPS	**$ 2.88**	**$ 2.46**	**$ (0.16)[3]**	**$ 2.30**	**17.1%**	**25.2%**

[1] Masimo 2018 financial guidance as of May 2, 2018

[2] Please refer to our Non-GAAP financial measures and definitions as previously described in this document. During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard. Reconciliation of these measures to the most directly comparable GAAP financial measures are included within the earnings release and supplemental financial information on our website.

[3] Includes tax reform related adjustments related to the full retrospective application of ASC 606 of $2.1 million, or $0.4 per diluted share.

© 2018 Masimo. All Rights Reserved.

Masimo

© 2018 Masimo. All Rights Reserved. Driving Shareholder Value Through Growth and Profitability Product Revenue 2 (in Millions) Adjusted EBITDA 2 (in Millions) Non-GAAP EPS 2 ($ per share) 1 1 1 1 Masimo 2018 financial guidance as of May 2, 2018 2 Please refer to our Non-GAAP financial measures and definitions as previously described in this document. During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard. Reconciliation of these measures to the most directly comparable GAAP financial measures are included within the earnings release and supplemental financial information on our website.

© 2018 Masimo. All Rights Reserved. Investment Highlights Improve Patient Care and Reduce Cost of Care through Innovation-Ultimate Way to Drive Shareholder Value Grow revenues at multiples of the market (8-10% growth) Target long-term gross product margins of ~70% and operating profit margins of ~30% Targeting double digit long-term EPS growth Optimizing tax structure beyond domestic tax reform Equipped to generate significant increases in free cash flow #1  Grow Revenues #2  Expand Margins #3  Tax Rate  Improvement #4  EPS Growth #5  Free Cash Flow

© 2018 Masimo. All Rights Reserved.